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                                                                   Exhibit 10(d)

                  TERMS OF MODIFIED EMPLOYMENT (YEAR 2000) AND
         CONSULTING AND NON-COMPETE AGREEMENT (YEAR 2001) FOR A.S. WEST


MODIFIED EMPLOYMENT (YEAR 2000) - BASIC TERMS


-    West will continue as Senior Vice-President - Sales and Commercial
     Planning.

- Reduced work schedule: Twenty-five additional days off (9.6% of normal work year) either in the form of one day per week or one week off per month during any 12 months.

-    Corresponding 9.6% base salary reduction to $183,512.

-    Corresponding 9.6% target bonus reduction to $71,600.

-    Six weeks of vacation earned at December 31, 1999 base salary rate.

-    Eligible for the regular number of observed holidays in the year 2000.

-    Entitled to full range of flex plan group insurance.

- Entitled to full 12 months of additional pension service for benefits and eligibility purposes.

-    Ineligible for Severance Pay Plan for Key Employees.

CONSULTING AND NON-COMPETE ARRANGEMENT TERMS (YEAR 2001)

- Will retire effective January 1, 2001, but will be retained on a consulting basis from January 1, 2001 to October 31, 2001.

- Consulting fee of $10,000 per month, payable monthly over 10 months beginning January, 2001.

- Must be available for consulting assignments up to a maximum of 90 hours per month during the 10-month period.

- Special payment from the pension plan will be paid at Mr. West's weekly rate in effect on December 31, 1999. Any make-up necessary from the qualified plan will be paid from the Supplemental Employees Retirement Plan.

-    Mr. West agrees to a 10-month non-compete period beginning January 1, 2001.

-    Ayco financial planning services will be paid through December 31, 2002.

- In the event of a breach of non-compete clause, Mr. West must repay to Cleveland-Cliffs Inc the above-stated values recited in the consulting arrangement, in addition to actual damages incurred by Cleveland-Cliffs Inc.